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                                                                   EXHIBIT 10.16

                          1997 STOCK PURCHASE LOAN PLAN


1. PURPOSE

         The purpose of the 1997 Stock Purchase Loan Plan (the "Plan") is to provide low-interest loans to employees of UGI Corporation ("UGI") and its subsidiaries (collectively, the "UGI Companies"), who are covered by and subject to the UGI Stock Ownership Guidelines (respectively, the "Covered Employees" and the "Guidelines"), in order to assist the Covered Employees in complying with the applicable stock ownership requirements set forth in the Guidelines. All loans made pursuant to the Plan shall be used by Covered Employees for the purpose of purchasing shares of Common Stock of UGI, without par value (the "UGI Shares"), to comply with the Guidelines.

2. DEFINITIONS

         (a) "Administrative Committee" means those persons designated by the Plan Lender (as defined below) to administer the Plan.

         (b) "Annual Bonus Plan" means the annual bonus plan covering a Plan Participant, whether such plan is currently existing or adopted in the future.

         (c) "Current Market Value" means (i) if quotations are available, the closing sale price of the UGI Shares on the preceding business day, as appearing in any regularly published reporting or quotation service; or (ii) if there is no closing sale price, any reasonable estimate of the market value of the UGI Shares as of the close of business on the preceding business day; or (iii) the total cost of the purchase of the UGI Shares, which may include commissions.

         (d) "Disability Date" means the date on which an employee would become eligible for long-term disability benefits under the applicable employee long-term disability plan.

         (e) "Dividend Reinvestment Plan" means UGI's plan through which stockholders and employees may purchase UGI Shares with the amount of cash dividends paid on UGI Shares.


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         (f) "Fair Market Value" for any given date (or in the event such date is not a day on which UGI Shares are traded, the last business day prior to such date) means the closing sale price of the UGI Shares on such date, as reported as the New York Stock Exchange Composite Transactions for such day.

         (g) "Loan Period" means the time period specified in a Purchase Note (as defined below), during which a balance may be outstanding on a Purchase Loan (as defined below), such period not to exceed ten (10) years.

         (h) "Long-Term Incentive Plan" means the UGI Corporation 1997 Stock Option and Dividend Equivalent Plan, AmeriGas Propane, Inc. Long-Term Incentive Plan, or any other long-term incentive plan adopted in the future by UGI or any of its subsidiaries, which provides for a cash payout.

         (i) "Plan Lender" means UGI Properties, Inc., a wholly-owned subsidiary of UGI, which shall extend credit to a Plan Participant (as defined below) under the Plan.

         (j) "Plan Participant" means a Covered Employee who elects to participate in the Plan.

         (k) "Purchase Date" means the date on which UGI Shares are purchased under the Plan, either pursuant to the exercise of an option or on the open market.

         (l) "Purchase Loan" means the extension of credit made by the Plan Lender to a Plan Participant for the purpose of financing all or any portion of the purchase of UGI Shares, including the payment of any brokerage commission or tax liability incurred as a result of the exercise of an option, if such purchase is for the purpose of compliance by the Plan Participant, in whole or in part, with the Guidelines. The Purchase Loan shall be evidenced by the Purchase Note (as defined below) and secured by a pledge of the UGI Shares purchased with the proceeds of such loan.

         (m) "Purchase Note" means a full recourse promissory note evidencing a Purchase Loan, executed by a Plan Participant for the benefit of the Plan Lender.


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         (n) "Required Shares" means the specified number of UGI Shares that a
Covered Employee is required to own in order to comply with the stock ownership requirements of the Guidelines.

         (o) "Retirement Date" means the last day of a Plan Participant's employment, when such employment has been voluntarily terminated by the Plan Participant under the applicable employee retirement plan.

         (p) "Stock Pledge Agreement" means the agreement entered into by the Plan Lender and a Plan Participant under which a Plan Participant pledges the UGI Shares purchased under the Plan, as collateral for the Purchase Loan.

         (q) "Stock Power" means the instrument by which a Plan Participant sells, assigns and transfers to the Plan Lender the UGI Shares that secure the Purchase Loan.

         (r) "Termination Date" means the last day of a Plan Participant's employment by any of the UGI Companies, other than in the case of retirement, death or disability of the Plan Participant.

3. STOCK OWNERSHIP GUIDELINES

         The Guidelines require designated employees of the UGI Companies to own a specified number of UGI Shares. The level of such Required Shares is calculated according to a schedule based upon the base salary of the Covered Employee. A Covered Employee shall have, depending on his or her designation under the Guidelines, a grace period of either three (3) months or three (3) years from the date of coverage under the Guidelines, during which the Covered Employee must fully comply with the applicable stock ownership requirements set forth in the Guidelines. A Covered Employee who has a three (3) year grace period must own at least one third (1/3) of the Required Shares by the end of the first year of coverage under the Guidelines, followed by ownership of at least two thirds (2/3) of the Required Shares by the end of the second year of coverage, and ownership of one hundred percent (100%) of the Required Shares by the end of the third year of coverage.


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4. SHARES TO BE PURCHASED UNDER THE PLAN

         Shares purchased under the Plan may be purchased pursuant to the exercise of options or on the open market. Any UGI Shares purchased on the open market by a Covered Employee to comply with the Guidelines in accordance with the three (3) month grace period must be purchased through UGI's Rule 10b-18 program.

5. EFFECTIVE DATE OF THE PLAN; AVAILABILITY OF LOANS

         Both the Guidelines and the Plan are effective as of October 1, 1997. Purchase Loans shall be offered under the Plan for the entire period of time during which the Guidelines are in effect, subject to the Plan Lender's right to interpret, change, amend, modify or terminate the Plan as provided in section 9 herein. No termination date has been established for the Guidelines.

         A Covered Employee may obtain more than one Purchase Loan.

         Notwithstanding the above, the Plan Lender shall not be required to make a Purchase Loan to a Covered Employee if making such Purchase Loan would cause the Plan Lender to violate any covenant or other similar provision in any indenture, loan agreement, or other agreement, or cause the Plan Lender to violate any applicable federal, state or local law.

6. ELECTION TO PARTICIPATE IN THE PLAN

         A Covered Employee may elect to participate in the Plan in order to finance all or a portion of the purchase of UGI Shares required to be purchased by the Covered Employee to comply with the Guidelines. Each Covered Employee who so elects shall deliver to the Administrative Committee a written notification of his or her intention to participate in the Plan, not less than five (5) business days prior to the Purchase Date. The notification shall specify such information as shall be required by the Administrative Committee, including, with respect to an


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open market purchase, the amount of the requested Purchase Loan including whether the Purchase Loan is to cover any brokerage commission, when the payment is due, in what form the payment should be made (including any wire transfer requirements), and to whom the payment should be made; and with respect to an option exercise, the amount of the requested Purchase Loan including whether the Purchase Loan is to cover the payment of any tax liability.

         As a condition to receipt of a Purchase Loan, each Plan Participant shall be required to execute and deliver to the Administrative Committee a Purchase Note and a Stock Pledge Agreement, together with the certificate(s) for the UGI Shares purchased under the Plan and a Stock Power in blank.

         A Plan Participant may not participate in the Dividend Reinvestment Plan with respect to UGI Shares purchased under the Plan.

         All Covered Employees are eligible to become Plan Participants, but they are not obligated, as a condition of employment or for any other purposes, to participate in the Plan.

7. LOAN PROVISIONS

     (a) General

         The Plan Lender shall make available to each Covered Employee a Purchase Loan, with full recourse, payable over a Loan Period of up to ten (10) years at the option of the Plan Participant, in an amount equal to up to one hundred percent (100%) of the Current Market Value of the UGI Shares to be purchased pursuant to the exercise of options or on the open market, in order to comply with the requirements of the Guidelines. In the event that a Plan Participant incurs any tax liability as a result of the exercise of an option, the Purchase Loan may include the amount of such tax liability to the extent that the amount of the Purchase Loan does not exceed the Current Market Value of the UGI Shares that are pledged as security for the Purchase Loan on the day the loan is made.

         In the event that a Plan Participant receives more than one Purchase Loan, all payments of interest and principal shall be applied to the first Purchase Loan received and, upon


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full repayment of such Purchase Loan, applied to each additional Purchase Loan in order of receipt by the Plan Participant.

     (b) Pledge of Securities

         The Purchase Loan shall be secured by a pledge of all of the UGI Shares purchased under the Plan. Such UGI Shares shall be registered in the name of the Plan Participant as sole record owner unless the Administrative Committee approves co-ownership with a spouse. To pledge the UGI shares, the Plan Participant shall cause to be delivered to the Plan Lender (i) the certificate(s) for the UGI Shares purchased under the Plan, accompanied by a duly executed Stock Power in blank, and (ii) a duly executed Stock Pledge Agreement. The Plan Lender shall maintain possession of the certificate(s) until such time as the Purchase Loan is paid in full. Throughout the Loan Period, the Plan Participant shall have the right to vote the UGI Shares and to receive dividends which, if paid in cash, shall be applied to the interest and principal amount due on the Purchase Loan, as provided in section 7(c) herein.

         The Plan Participant shall not assign, pledge, or otherwise transfer the UGI Shares purchased under the Plan until the Purchase Loan is paid in full, except as may be authorized by the Plan Lender in its sole discretion, under circumstances in which a Plan Participant deems it necessary to sell all or a portion of the UGI Shares purchased under the Plan due to economic hardship, and such Plan Participant has been released partially or fully from compliance with the Guidelines.

     (c) Interest Payments

         The Purchase Loan shall bear interest at a rate of four percent (4%) annually. Interest shall be paid on a quarterly basis subsequent to the receipt of cash dividends on the UGI Shares purchased under the Plan, in an amount equal to such cash dividends. To the extent that such dividend payment exceeds the accrued interest payment due at the time of such dividend payment, the excess amount shall be applied to principal. The Plan Participant shall make the required quarterly payment in an amount equal to the dividend payment within ten
(10) days of receipt of such dividend payment.


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     (d) Principal Payments

         (i) Annual Bonus Plan. In the event a Plan Participant is awarded an Annual Bonus Plan payment during the Loan Period, the Plan Participant shall make a Purchase Loan principal payment in the amount of twenty percent (20%) of the gross amount of the Annual Bonus Plan payment. The Plan Participant shall make the required principal payment within ten (10) days of receipt of such Annual Bonus Plan payment.

         (ii) Long-Term Incentive Plans. In the event a Plan Participant receives a cash payout under any Long-Term Incentive Plan during the Loan Period, the Plan Participant shall make a Purchase Loan principal payment in an amount equal to one third (1/3) of the gross amount of such payout. The Plan Participant shall make the required principal payment within ten (10) days of receipt of such Long-Term Incentive Plan payout.

         (iii) Gains. In the event a Plan Participant realizes any gains on the cashless exercise of UGI Common Stock options during the Loan Period, the Plan Participant shall make a Purchase Loan principal payment in an amount equal to the amount of such gains, net of any withholding tax. The Plan Participant shall make the required principal payment within ten (10) days of realization of such gains.

         (iv) Full Payment Upon Maturity of the Purchase Loan. Any outstanding balance (including accrued and unpaid interest) on the Purchase Loan shall become due and payable as of the end of the Loan Period.

         Not less than sixty (60) days prior to the end of the Loan Period, a Plan Participant may request an extension of the Loan Period. Such an extension may be granted at the sole discretion of the Administrative Committee, on a case-by-case basis.

     (e) Term of Purchase Loan

         The Purchase Note shall be payable over a Loan Period of up to ten (10) years, the length of such Loan Period to be determined at the option of the Plan Participant.


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         THE OBLIGATIONS OF EACH PLAN PARTICIPANT UNDER THE PURCHASE NOTE SHALL
BE UNCONDITIONAL AND ABSOLUTE AND, NOTWITHSTANDING THE GENERALITY OF THE FOREGOING, SHALL NOT BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY ANY CHANGE IN THE EXISTENCE, STRUCTURE OR OWNERSHIP OF ANY OF THE UGI COMPANIES OR THE PLAN LENDER, OR ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR OTHER SIMILAR PROCEEDING AFFECTING ANY OF THE UGI COMPANIES OR THE PLAN LENDER, OR THE ASSETS THEREOF, OR THE MARKET VALUE OF THE UGI SHARES, OR ANY RESULTING RELEASE OR DISCHARGE OF ANY OBLIGATION OF ANY OF THE UGI COMPANIES OR THE PLAN LENDER, OR THE EXISTENCE OF ANY CLAIM, SET-OFF OR OTHER RIGHTS WHICH ANY PLAN PARTICIPANT MAY HAVE AT ANY TIME AGAINST ANY OF THE UGI COMPANIES OR THE PLAN LENDER, OR ANY OTHER PERSON, WHETHER IN CONNECTION WITH THE PLAN OR WITH ANY UNRELATED MATTER.

     (f) Acceleration of Purchase Loan Maturity

         (i) Termination of Employment of a Plan Participant. In the event a Plan Participant's employment is terminated for cause (misappropriation of funds, substance abuse, habitual insobriety, conviction of a crime involving moral turpitude or gross negligence in the performance of duties) during the Loan Period, any outstanding balance (including accrued and unpaid interest) on the Purchase Loan shall become due and payable not later than three (3) months following the Termination Date. In the event a Plan Participant's employment is terminated either voluntarily or involuntarily (other than for cause) during the Loan Period, any outstanding balance (including accrued and unpaid interest) on the Purchase Loan shall become due and payable not later than one (1) year following the Termination Date.

         (ii) Retirement of a Plan Participant. In the event a Plan Participant retires under an applicable employee retirement plan during the Loan Period, any outstanding balance (including accrued and unpaid interest) on the Purchase Loan shall become due and payable not later than one (1) year following the Retirement Date.


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         (iii) Death or Disability of a Plan Participant. In the event a Plan
Participant dies or becomes disabled during the Loan Period, any outstanding balance (including accrued and unpaid interest) on the Purchase Loan shall become due and payable not later than six (6) months following the date of death or the Disability Date. No interest shall accrue during such six (6) month period.

         If the outstanding balance (including accrued and unpaid interest) on the Purchase Loan is not paid in full within six (6) months following the date of death or the Disability Date, the Plan Lender shall purchase the UGI Shares that were purchased under the Plan from the disabled Plan Participant or the estate of the deceased Plan Participant, for a price that shall be equal to the higher of the Fair Market Value of the UGI Shares on the date of death or the Disability Date, or the original amount of the Purchase Loan, less any outstanding balance (including accrued and unpaid interest). If the outstanding balance (including accrued and unpaid interest) on the Purchase Loan as of the date of death or the Disability Date exceeds the higher of the Fair Market Value of the UGI Shares on the date of death or the Disability Date, or the original amount of the Purchase Loan, less any outstanding balance (including accrued and unpaid interest), the Plan Lender shall keep the UGI Shares in full satisfaction of the Purchase Loan.

     (g) Prepayment of the Purchase Loan

         The Plan Participant shall have the right to voluntarily prepay, without penalty, all or any portion of the amount due under the Purchase Note, at any time during the Loan Period. All prepayments shall first be applied to accrued interest on the Purchase Loan and then to the principal balance due on the Purchase Loan.

     (h) Event of Default

         The Plan Participant's failure to pay when due any payment of interest or principal shall be deemed to be an event of default under the Purchase Note. Upon the occurrence and continuation of such event of default, the Plan Lender may declare the outstanding balance (including accrued and unpaid interest) to be immediately due and payable.


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8.  PLAN ADMINISTRATION

         An Administrative Committee consisting of one or more persons shall be designated by the Plan Lender. The Administrative Committee shall be responsible for overall administration of the Plan, including recordkeeping and preparation of Purchase Loan documentation.

9.  CHANGES IN THE GUIDELINES OR THE PLAN

         The UGI Board of Directors' Compensation and Management Development Committee shall have the right to interpret, change, amend, modify or terminate the Guidelines at any time. Subject to any required shareholder approval, the Plan Lender may interpret, change, amend, modify or terminate the Plan at any time, except that the Plan Lender may not, without the consent of the Plan Participants, take any action that would adversely affect the rights or the obligations of the Plan Participants under the Plan in any material respect.

10. MISCELLANEOUS PROVISIONS

     (a) Employment Not Guaranteed

         Nothing contained in the Plan nor any related agreements, nor any action taken in the administration of the Plan, shall be construed as a contract of employment or as giving a Plan Participant any right to continued employment by any of the UGI Companies.

     (b) Applicable Law

         The Plan and related documents including the Purchase Note, Stock Pledge Agreement and Stock Power, shall be governed by and construed and enforced in accordance and with the laws of the Commonwealth of Pennsylvania, without regard to the application of the conflicts of law provisions thereof.


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     (c) Notice

         All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or by inter-office mail as follows: (i) if to the Plan Lender, to Lynn McCown, Secretary, Administrative Committee, UGI Properties, Inc., 460 North Gulph Road, King of Prussia, PA 19406; (ii) if to a Plan Participant, to the last home or business address of the Plan Participant known to the sender.


                                                                         10/1/97



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